UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2008

TXP CORPORATION (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49743 (Commission File Number)	88-0443110 (IRS Employer Identification No.)

1299 Commerce Drive, Richardson, Texas 75081 Telephone No.: (214) 575-9300 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2008,  TXP Corporation (the “Company”) and YA Global Investments, L.P. (“YA Global”) entered into Amendment No. 1 (the “Amendment”) to the Securities Purchase Agreement dated as of May 29, 2008 (the “Purchase Agreement”) pursuant to which the date on which the third closing of the private placement is scheduled to occur was revised from October 15, 2008 to November 15, 2008.

In addition, under the original Purchase Agreement, the Company must (i) enter into a contract (or series of contracts) for the development and sale of optical network terminals on terms that are satisfactory to YA Global in total value of contracts, counterparty, and gross product margins to the Company, and (ii) complete an equity raise resulting in proceeds to the Company of at least $5,000,000 (collectively, the “Milestones”). If the Company fails to achieve at least one of the Milestones on or before October 15, 2008, then the third closing will not occur and YA Global will have the right to require the Company to sell the business or the assets of its iPhotonics business unit before December 31, 2008. The Company shall apply at least 80% of the proceeds of any such sale directly from the sale towards the redemption of the debentures.

Under the Amendment, the date by which the Company is required to achieve at least one of the Milestones was revised from October 15, 2008 to November 15, 2008. Moreover, the date by which the Company must complete the sale of the business or the assets of its iPhotonics business unit if at least one of the Milestones is not achieved by the Company and if so elected by YA Global was revised from December 31, 2008 to January 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to the May 29, 2008 Securities Purchase Agreement dated as of October 15, 2008 by and between TXP Corporation and YA Global Investments, L.P.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXP CORPORATION

Date: October 15, 2008	By:	/s/ Michael C. Shores
Michael C. Shores
Chief Executive Officer